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                                                              Exhibit 10(vv)

                                                            [Execution Copy]

                        PRODUCT ACQUISITION AGREEMENT

         This Product Acquisition Agreement (this "Agreement") is made and
                                                   ---------
entered into as of March 31, 2003, by and among Schwarz Pharma Manufacturing, Inc., an Indiana corporation ("SPM"), 1101 "C" Avenue West,
                                              ---
Seymour, Indiana 47274, SRZ Properties, Inc., a Delaware corporation ("SRZ"
                                                                       ---
and, together with SPM, "Schwarz"), 1101 "C" Avenue West, Seymour, Indiana
                         -------
47274, and KV Pharmaceutical Company, a Delaware corporation ( "KV"), 2503
                                                                --
S. Hanley Road, St. Louis, Missouri 63144.

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, KV desires to purchase, and Schwarz desires to sell, Schwarz's Niferex(R) product line, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Schwarz and KV agree as follows:

1.       CERTAIN TERMS.

         1.1.  Definitions. The terms defined in Schedule 1.1, when used
               -----------                       ------------
in this Agreement, shall have the meanings set forth therein.

         1.2.  Terminology. All section, subsection, schedule, appendix
               -----------
and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute an integral part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (b) the masculine shall include the feminine and the feminine shall include the masculine wherever or as often as may be appropriate, (c) the words "include" and "including" shall mean "including without limitation" and (d) the words "hereof," "herein," "hereunder," and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

2.       ACQUISITION OF PRODUCTS.

         2.1.  Sale of Assets. Upon the terms and subject to the conditions
               --------------
of this Agreement, (i) Schwarz shall sell, assign, transfer and deliver to KV or its designee at Closing, free and clear of all encumbrances (other than encumbrances created in connection with any Transaction Document), all of Schwarz's right, title and interest in the Assets (subject to Assumed Liabilities but excluding all Excluded Assets and Excluded Liabilities) and the Inventory and (ii) KV or its designee shall purchase and accept all of Schwarz's right, title and interest in the Assets (subject to Assumed Liabilities but excluding all Excluded Assets and Excluded Liabilities) and Inventory from Schwarz.


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         2.2.  Assumption of Liabilities. With respect to the purchase
               -------------------------
and sale of the Assets, KV will, in addition to payment of the Purchase Price, assume at the Closing and subsequently, in due course, pay, honor and discharge, the Assumed Liabilities.

3.       CONSIDERATION; ALLOCATION OF PURCHASE PRICE.

         3.1.  Purchase Price. In consideration of the sale of the Assets
               --------------
hereunder at the Closing, KV shall pay Schwarz at the Closing the sum of $14,300,000 (the "Purchase Price") plus the Inventory Price. Payment of the
                  --------------
Purchase Price and the Inventory Price shall be made by wire transfer of immediately available funds in accordance with the Wire Transfer Instructions.

         3.2.  Inventory. The Inventory Price shall be determined by
               ---------
multiplying (i) the amount of finished Product units included in Schwarz's inventory on the Closing Date (the "Inventory") by (ii) the applicable price
                                    ---------
therefor set forth on Schedule 3.2 hereto.
                      ------------

         3.3.  Tax Reporting and Allocation of Consideration. KV and
               ---------------------------------------------
Schwarz recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with
                                        ---------------------------
each of their respective federal income tax returns.

4.       CLOSING.

         4.1   The Closing. The closing of the sale and purchase of the
               -----------
Assets (the "Closing") shall take place on the date of this Agreement (the
             -------
"Closing Date") by teleconference call and facsimile. At the Closing, the
 ------------
Parties to this Agreement will exchange the funds, certificates and other documents specified in this Agreement. The Closing shall be deemed to have occurred at 11:59 PM EST on the Closing Date.

         4.2.  Proceedings at Closing. All proceedings to be taken and
               ----------------------
all documents to be executed and delivered by Schwarz in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to KV and its counsel. All proceedings to be taken and all documents to be executed and delivered by KV in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Schwarz and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

         4.3.  Deliveries by Schwarz at the Closing. At the Closing,
               ------------------------------------
Schwarz shall deliver to KV the following:

               (a) a receipt for the Purchase Price and the Inventory Price;

               (b) the Trademark Transfer Agreement, duly executed on behalf of SPM, SRZ and Schwarz Pharma, Inc.;

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               (c) certified copies of the resolutions of the Boards of
Directors of each of SPM and SRZ approving this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; and

               (d) such other instruments and documents, in form and substance reasonably acceptable to KV, as may be reasonably necessary to effect the Closing.

         4.4.  Deliveries by KV at the Closing. At the Closing, KV shall
               -------------------------------
deliver to Schwarz the following:

               (a) the Purchase Price and the Inventory Price, as provided in
Section 3.1;
-----------

               (b) the Assumption Agreement, duly executed on behalf of KV;

               (c) a certified copy of the resolutions of the Board of Directors of KV approving this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; and

               (d) such other instruments and documents, in form and substance reasonably acceptable to Schwarz, as may be reasonably necessary to effect the Closing.

5.       COVENANTS AND AGREEMENTS.

         5.1.  Limited License. Schwarz hereby grants to KV a non-exclusive,
               ---------------
non-transferable, royalty-free license (the "License") to use Schwarz's
                                             -------
existing NDC(s) for each of the Products to the extent such NDC(s) are applied to the existing packaging and labeling of the Inventory and the Products supplied to KV pursuant to Section 5.6. The License shall
                                    -----------
automatically expire upon the earlier to occur of (i) the date on which KV sells all of the Inventory and (ii) the date that is 180 days after the Closing Date.

         5.2.  Chargebacks, Rebates, Returns.
               -----------------------------

               (a) Chargebacks. Schwarz will be responsible for administering
                   -----------
and satisfying all chargebacks, allowances, administrative fees and similar arrangements (collectively "Chargebacks") in each case arising with respect
                            -----------
to Products that are sold by Schwarz on or before the Closing Date. KV shall be solely responsible for administering and satisfying all requests for Chargebacks arising with respect to Products that are sold by KV after the Closing Date.

               (b) Rebates.
                   -------

                   (i)   Medicaid and State Rebate Programs. Until such date
                         ----------------------------------
               that is ninety (90) days following the Closing Date (the "Cut-Off Date"), Schwarz shall be responsible for paying for
                ------------
               all Medicaid and state rebate programs for the Products sold and paid for by Medicaid or state rebate programs and for which a qualified invoice is issued. Schwarz shall be responsible for all Medicaid and state rebate reporting activity for Schwarz-labeled Products before and after the Closing Date. KV shall be responsible for paying for all rebates for Products sold

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               and paid for by Medicaid or state rebate programs, and for all related reporting activities, after the Cut-Off Date. Schwarz shall pay rebates for Schwarz-labeled Product(s) after the Closing and KV would reimburse Schwarz for post-Closing rebates paid on KV's behalf (in accordance with
               Section 5.2(d)) after the Cut-Off Date. Quarterly, on or
               --------------
               before the tenth (10th) day following the end of any calendar quarter in which KV has sold Schwarz-labeled Products, KV will provide Schwarz with the appropriate pricing information (i.e., average manufacturer's price and best price) related to the Schwarz-labeled Products sold by KV to be combined with Schwarz pricing information for the quarter and reported to the appropriate agency.

                   (ii)  Managed Care, Retail Pharmacy and Other Customer
                         ------------------------------------------------
               Rebates. After the Closing Date, Schwarz shall be responsible
               -------
               for all managed care rebates and GPO administrative fees for the Products sold by Schwarz and paid for by a managed care or retail pharmacy entity or other customer, or otherwise pursuant to a customer agreement and for which a qualified rebate invoice is issued. KV shall be responsible to pay rebates and GPO administrative fees for Products sold by KV or its Affiliates that are paid for by a managed care or retail pharmacy entity or otherwise pursuant to a customer agreement.

               (c) Returns. Any Products sold by Schwarz that are returned to
                   -------
either KV or Schwarz following the Closing Date shall be for the account of Schwarz; provided, however, that, once the aggregate value of all such returns accepted by KV and Schwarz after the Closing Date equals $400,000, all returns accepted by either KV or Schwarz shall thereafter be allocated 100% for the account of KV. Schwarz or KV, as applicable, shall be entitled for reimbursement in accordance with Section 5.2(d) for the cost of any
                                     --------------
returns that it accepts for the account of the other Party. Schwarz and KV shall destroy such returned Products. KV shall not, and shall not cause any of its Affiliates or any Third Party to encourage any purchaser of Products sold by Schwarz to return such Products.

               (d) Reimbursement. KV or Schwarz, as the case may be, shall,
                   -------------
on a monthly basis, submit to the other Party a written request for any amount for which it is entitled to reimbursement pursuant to this Section 5.2,
                                                                  -----------
together with all supporting documentation reasonably necessary to verify such claim. The Party receiving such a request shall make payment thereof within thirty (30) days of receipt of such documentation.

               (e) Identification. For purposes of determining whether
                   --------------
Product was sold by Schwarz or KV pursuant to this Section 5.2, Schwarz and
                                                   -----------
KV shall refer to lot numbers under which Product was sold, if available. In case of split lots that can not be identified or attributed to Schwarz or KV, the relevant cost or expense shall allocated pro rata between Schwarz and KV in the same ratio as the parties' share of the split lot.

         5.3.  Promotional Materials. Schwarz shall take all commercially
               ---------------------
reasonable steps necessary or reasonably requested by KV to cease all promotional, marketing and sales efforts in respect of the Products as of the Closing Date, including, without limitation, removing all references to the Products from Schwarz's (and its Affiliates') websites and destroying all promotional, sales and marketing materials relating to the Products in Schwarz's possession;

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provided, however, that Schwarz reserves the right to retain one copy of any written materials in respect of the Products, which materials shall remain subject to the confidentiality provisions contained herein and, provided further, that nothing in this Section 5.3 shall apply to any activities in
                              -----------
respect of, or materials used in, the continents of Asia or Australia by Schwarz or any of its Affiliates, including, without limitation, Schwarz Pharma Co., Ltd. and Schwarz Pharma Philippines Inc.

         5.4.  Transitional Assistance. Schwarz shall use commercially
               -----------------------
reasonable efforts to: (a) except as otherwise instructed by KV, notify customers for the Products of the transfer of sales of the Products to KV; provided that KV shall have the right to approve any written communication for such purpose; and (b) maintain Schwarz's medical inquiry support for each of the Products for forty-five (45) days after the Closing and refer persons who call with medical inquiries regarding any Product to KV or as otherwise designated by KV.

         5.5.  Disclosure of Know-How and Regulatory Materials. To the
               -----------------------------------------------
extent not heretofore provided or disclosed, at or promptly following the Closing, Schwarz shall provide or disclose to KV (i) all of the materials and information constituting the Know-How and (ii) any written correspondence between Schwarz and the FDA and any other reports, filings or other materials furnished by Schwarz to the FDA in respect of the Products during the past three (3) years.

         5.6.  Supply Obligation.
               -----------------

               (a) SPM shall, pursuant to a written purchase order from KV received by SPM no later than twenty (20) days following the Closing Date, supply to KV the amounts of the Products set forth on Schedule 3.2. Such
                                                      ------------
Products shall be supplied at the applicable prices set forth on Schedule 3.2
                                                                 ------------
and shall be delivered EXW (Incoterms 2000) SPM's facility located at the address set forth in the first paragraph of this Agreement no later than ninety (90) days after the date of SPM's receipt of the purchase order therefor. Payment for Products supplied pursuant to this Section 5.6 shall
                                                         -----------
be due and payable no later than thirty (30) days after KV's receipt of SPM's invoice therefor.

               (b) All Products supplied pursuant to this Section 5.6 shall
                                                          -----------
(i) be manufactured in accordance with cGMP, (ii) conform to the Specifications, (iii) have at least 12 months dating and (iv) not be adulterated within the meaning of the Act. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5.6(b), SCHWARZ MAKES NO REPRESENTATIONS OR WARRANTIES TO KV IN
     --------------
RESPECT OF ANY PRODUCTS SUPPLIED PURSUANT TO THIS SECTION 5.6 AND
                                                  -----------
SPECIFICALLY DISCLAIMS ANY STATUTORY OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE.

         5.7.  Liability Insurance. For at least two (2) years following the
               -------------------
Closing Date, each of Schwarz and KV shall maintain in full force and effect product liability insurance in respect of the Products in the amount of $10,000,000 per occurrence and in the aggregate.

         5.8.  Merz Agreement. Schwarz shall issue a written termination
               --------------
notice to Merz Pharmaceuticals, LLC ("Merz") in respect of, and shall
                                      ----
thereafter terminate, that certain

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Framework Agreement, dated September 30, 2002, between SPM and Merz (the
"Merz Agreement") in accordance with the terms thereof promptly after the
----------------
date hereof.

         5.9.  Opti-Med Agreement. Schwarz shall cause Schwarz Pharma,
               ------------------
Inc. ("SPI") to issue a written termination notice to Opti-Med CR Labs, Inc. ("Opti-Med") in respect of, and thereafter terminate, that certain License
  --------
Agreement, dated February 7, 2001, between SPI and Opti-Med (the "Opti-Med
                                                                  --------
Agreement") in accordance with the terms thereof promptly after the date
---------
hereof. Prior to termination of the Opti-Med Agreement in accordance with this Section 5.9, Schwarz shall ensure that SPI does not approve any Sales
     -----------
Agreement (as defined in the Opti-Med Agreement) as contemplated by the Opti-Med Agreement.

6.       REGULATORY MATTERS.

         6.1.  ADE Reporting. SPM acknowledges its responsibility for any
               -------------
ADEs in respect of Products manufactured by SPM and shall be responsible for any reports in respect thereof required by Applicable Laws. KV shall be solely responsible for all ADEs and such reporting obligations in respect of Products manufactured by KV. Schwarz shall provide oral notice to KV of any ADE in respect of the Products promptly after becoming aware thereof and thereafter shall furnish to KV a copy of any report to a Regulatory Authority in respect of such ADE promptly after such report is made.

         6.2.  Notices.
               -------

               (a) Within seven (7) days after the Closing Date, both KV and Schwarz will inform the FDA of the ownership transfer of the Products as provided for in 21 CFR 207.

               (b) KV shall, as promptly as practicable following the Closing Date, file the Trademark Transfer Agreement with the U.S. Patent and Trademark Office and take such additional actions as may be necessary to transfer the foreign Trademarks under the laws of the applicable non-U.S. jurisdictions.

7.       REPRESENTATIONS AND WARRANTIES.

         7.1.  Representations and Warranties of KV. KV hereby represents
               ------------------------------------
and warrants to Schwarz as follows:

               (a) Organization, Qualification and Good Standing. KV is a
                   ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its business, properties, assets or condition (financial or otherwise).

               (b) Authority. KV has the corporate power and authority to
                   ---------
execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and has taken all requisite corporate action to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which KV is a party have been or at the Closing will be duly and validly executed and delivered by KV and are, or upon the execution

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thereof will be, the legal, valid and binding obligations of KV, enforceable against KV in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

               (c) No Violation. The execution, delivery and performance by
                   ------------
KV of this Agreement and the other Transaction Documents to which it is a party and its compliance with the terms and conditions hereof and thereof do not and will not conflict with or result in a breach of any of the terms and conditions of or constitute a default, with or without the passage of time, the giving of notice or both, under: (i) any loan agreement, guaranty, financing agreement, license, or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its certificate of incorporation or bylaws; or (iii) any judgment, order, writ, injunction or decree of any court or governmental or administrative authority entered against it or by which it or any of its property is bound.

               (d) Consents. To KV's knowledge, no consent, waiver, approval,
                   --------
order, permit or authorization of, or declaration or filing with, or notification to, any Person or governmental body is required on the part of KV in connection with the execution and delivery of this Agreement or the other Transaction Documents to which KV is a party or the compliance by KV with any of the provisions hereof or thereof, other than (i) the notices contemplated in Section 6.1 and (ii) any such permit, authorization,
                -----------
declaration, filing or notification which would not reasonably be expected to have a material adverse effect on KV or its ability to enter into the Transaction Documents or consummate the transactions contemplated thereby.

               (e) Litigation. There is no pending or, to the knowledge of
                   ----------
KV, threatened legal proceeding, action, arbitration or court, governmental or administrative judgment, order or ruling that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the other Transaction Documents to which KV is a party or any action taken or to be taken by KV in connection with the consummation of the transactions contemplated hereby or thereby.

               (f) Brokers. No Person has acted directly or indirectly as a
                   -------
broker, finder or financial advisor for KV in connection with the negotiations relating to, or the transactions contemplated by, this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of KV.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7.1, KV MAKES NO
                                      -----------
REPRESENTATIONS OR WARRANTIES TO SCHWARZ AND SPECIFICALLY DISCLAIMS ANY STATUTORY OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE.

         7.2.  Representations and Warranties of Schwarz. Schwarz hereby
               -----------------------------------------
represents and warrants to KV as follows:

               (a) Organization, Qualification and Good Standing. SPM is a
                   ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and SRZ is a corporation duly organized, validly existing and in good standing under the laws of

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the State of Delaware and each of SPM and SRZ is duly qualified to transact business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its business, properties, assets or condition (financial or otherwise).

               (b) Authority. Each of SPM and SRZ has the power and authority
                   ---------
to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and has taken all requisite corporate action to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which SPM or SRZ, as applicable, is a party have been, or at the Closing will be, duly and validly executed and delivered by SPM or SRZ, as the case may be, and are, or upon the execution thereof will be the legal, valid and binding obligations of SPM or SRZ, as applicable, enforceable against such party in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

               (c) No Violation. The execution, delivery and performance of
                   ------------
this Agreement and the other Transaction Documents to which SPM or SRZ is a party and the compliance with the terms and provisions hereof and thereof by SPM and SRZ do not and will not conflict with or result in a breach of any of the terms or conditions of or constitute a default, with or without the passage of time, the giving of notice or both, under: (i) any agreement, license, document, instrument, indenture, guarantee or other agreement or instrument binding on or affecting Schwarz or its assets; (ii) the provisions of its charter, bylaws or similar corporate governing instruments of SPM or SRZ, as applicable; or (iii) any order, writ, injunction or decree of any court or governmental or administrative authority, which affects or could affect the Products, the Know-How, the Trademarks, the Copyrights or the performance of this Agreement or the other Transaction Documents to which SPM or SRZ is a party by SPM or SRZ or the rights being transferred by Schwarz hereunder and thereunder, except, in each case, as would not reasonably be expected to have a material adverse effect on Schwarz or its ability to enter into the Transaction Documents or to consummate the transactions contemplated thereby.

               (d) Information and Records. Schwarz has provided to KV:
                   -----------------------
(i) a list of substantially all Third Party purchasers of each of the
Products, together with amounts purchased, by quarter, since January 1,
2002, (ii) a list of all chargeback, rebate, discount, allowance, Third
Party reimbursement or administrative fee or other agreements or arrangements relating to the sale of each of the Products, and price changes, including (but not limited to) any agreements for extended payment terms or other unusual terms or conditions of sale of the Products agreed to by Schwarz, as well as Schwarz's return policies with respect to the
Products, since January 1, 2002 and (iii) a list of ADEs. Such information shall be considered Confidential Information subject to the terms of Section 10.
                                                                     ----------

               (e) Returns. Schwarz has provided KV information regarding the
                   -------
level of returns of each of the Products since January 1, 2002, which information is complete and accurate in all material respects.

               (f) Certain Changes. Except as disclosed in Schedule 7.2(f),
                   ---------------                         ---------------
since October 1, 2002, Schwarz has not made any material deviation from the ordinary and usual course of the manufacture or sale of the Products, including selling and pricing.

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               (g) Financial Information. The Product Financial Information in
                   ---------------------
respect of the period from January 1, 2002 to December 31, 2002 and for the period from January 1, 2003 to February 28, 2003 has been prepared in good faith from the books and records of Schwarz in accordance with the standard accounting procedures of Schwarz, consistently applied, and fairly presents, in all material respects, the information contained therein. The Product Financial Information in respect of the period from January 1, 2002 to December 31, 2002 has been used in preparing the audited financial statements of Schwarz and its Affiliates for fiscal year 2002.

               (h) Extensions; Generics. Schwarz has not developed or planned:
                   --------------------
(i) any unlaunched extension or improvement of any Product for sale in North America, or (ii) a generic alternative product to any Product.

               (i) Litigation. There are no pending or, to the knowledge of
                   ----------
Schwarz, threatened product liability or other claims, actions, arbitrations, administrative or other proceedings affecting Schwarz, the Products, the Know-How, the Trademarks or the Copyrights or which could materially and adversely affect either: (i) the transactions contemplated by this Agreement or the other Transaction Documents to which SPM or SRZ is a party or (ii) the manufacture, packaging, use, offer for sale, sale or distribution of the Products. Neither Schwarz nor its insurer has made any payment with respect to any product liability claims relating to the Products under any insurance policy (including self-insurance).

               (j) Inventory. All Products included in the Inventory were
                   ---------
manufactured in accordance with cGMP, meet the Specifications, have a remaining dating of not less than 12 months, and are not adulterated within the meaning of the Act.

               (k) No Conflicting Rights. Except as contemplated by those
                   ---------------------
certain agreements between Schwarz and its Affiliates and Opti-Med CR Labs, Inc. which are disclosed on Schedule 7.2(l), Schwarz owns and has not sold,
                            ---------------
transferred, sublicensed, pledged, encumbered or granted any rights or interest in or to the Know-How, the Trademarks, the Copyrights or the Products to any Third Party inconsistent with the provisions of this Agreement. The rights of Schwarz's Affiliates to use the Trademarks are limited to the manufacture, use and sale of the Products by such Affiliates in the continents of Asia, Australia and in Denmark, Estonia, Iceland, Latvia, Lithuania, Norway or Sweden. SPI has not heretofore approved any Sales Agreements (as defined in the Opti-Med Agreement) as contemplated by the Opti-Med Agreement.

               (l) Contracts. Set forth on Schedule 7.2(l) hereto is a list of
                   ---------               ---------------
(i) each written or other binding agreement, commitment or understanding with any Third Party pertaining to the manufacture, packaging, labeling, filling, marketing, sale or distribution of the Products, other than purchase orders entered into by Schwarz in the ordinary course of business and (ii) each agreement between Schwarz and any Third Party pursuant to which Schwarz is obligated to sell any Product or to pay or credit reimbursements, rebates, chargebacks, discounts, refunds or other arrangements relating to the sale of a Product to Third Party buyers or users of any Product (collectively, the "Contracts"). Schwarz has not
                                        -----------
experienced any material adverse change in the existence or terms of the Contracts with respect to the Products since January 1, 2002.

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               (m) Compliance With Laws. Except as set forth on
                   --------------------
Schedule 7.2(m), no Regulatory Approvals have been obtained with respect to
---------------
the manufacture, marketing, promotion, sale or distribution of the Products. To its knowledge, Schwarz has complied in all material respects with all other Applicable Laws in connection with the development, manufacture, testing, import, export, marketing, advertising, offer for sale, sale and distribution of the Products.

               (n) Infringement. The Trademarks are owned by Schwarz and
                   ------------
constitute the only trademarks, except for variations of the corporate name "Schwarz", under which the Products are or have been sold by Schwarz. Schwarz has no knowledge and has received no written allegation or claim from any Third Party that any Product, Know-How, Trademarks or other intellectual property related to the Products infringes upon the intellectual property rights of any other Person, and Schwarz has the right to sell and transfer the same to KV, as provided hereunder.

               (o) Brokers. No Person has acted directly or indirectly as a
                   -------
broker, finder or financial advisor for Schwarz in connection with the negotiations relating to, or the transactions contemplated by, this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Schwarz.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7.2, SCHWARZ MAKES NO
                                      -----------
REPRESENTATIONS OR WARRANTIES TO KV AND SPECIFICALLY DISCLAIMS ANY STATUTORY OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE.

         7.3.  Survival of Representations and Warranties. The respective
               ------------------------------------------
representations and warranties of the Parties hereto shall survive the Closing until June 30, 2004.

8.       NON-COMPETITION.

         8.1. Schwarz agrees that for the five (5) year period following the Closing Date, Schwarz will not offer for sale, sell or distribute or assist or enable any Affiliate to offer for sale, sell or distribute or license, directly or indirectly, in or in respect of North America (i) any generic version of any Products or (ii) any Competing Product; provided, however,
                                                       --------  -------
that nothing contained herein shall preclude Schwarz or its Affiliates from
(i) any activity in respect of Ferro Sanol, (ii) licensing the Niferex trademark to OY Verman, AB for use in Denmark, Estonia, Finland, Iceland, Latvia, Lithuania, Norway and Sweden, but not outside such countries, (iii) subject to Section 5.8, supplying any of the Products to Merz, in accordance
           -----------
with Schwarz's obligations under the Merz Agreement, (iv) manufacturing the Products for sale in, or the marketing, distribution or sale of the Products solely in, the continents of Asia or Australia, it being understood that neither Schwarz nor its Affiliates shall encourage the resale of such Products in North America, or (v) filling the Excluded Purchase Orders.

         8.2. In the event Schwarz or any of its Affiliates acquires a Third Party which has filed an application for Regulatory Approval for or makes or sells one or more product that would violate Section 8.1, Schwarz or any of its
                                             -----------
Affiliates shall be permitted to make, have made,
market, use, sell and offer for sale such products, whether or not the period specified in Section 8.1 has expired and whether or not such products
                    -----------
compete directly or indirectly with any Product; provided, however, that Schwarz shall or shall cause its applicable Affiliate to use commercially reasonable efforts to divest itself of such products within nine months after the closing of such acquisition or merger.

         8.3. Because of the immediate and irreparable damage that would be caused to KV for which monetary damages would not be a sufficient remedy, the Parties agree that KV will be entitled to seek specific performance, temporary and permanent injunctive relief, and other equitable remedies against Schwarz in the event of the breach or threatened breach of the provisions of Section 8.1, without any obligation to post a bond or other
              -----------
security in connection therewith. This Section shall not limit any other legal or equitable remedies that KV may have against Schwarz for violation of the restrictions herein or otherwise under this Agreement. The performance of this Article 8 by Schwarz's Affiliates is hereby guaranteed
                    ---------
by Schwarz.

9.       INDEMNIFICATION.

         9.1.  Indemnification by Schwarz. Schwarz shall indemnify, defend and
               --------------------------
hold harmless the KV Indemnitees from and against any and all Claims to which the KV Indemnitees may become subject or incur, suffer or be required to pay resulting from or arising in connection with: (a) the misrepresentation or breach by Schwarz of any obligation, covenant, representation or warranty contained in this Agreement or the other Transaction Documents and (b) the Excluded Liabilities. Notwithstanding the foregoing, Schwarz shall have no obligation under this Agreement to indemnify, defend or hold harmless the KV Indemnitees with respect to Claims to the extent they are caused by the willful misconduct or negligent acts or omissions of a KV Indemnitee or the misrepresentation or breach by KV of any obligation, covenant, representation or warranty contained in this Agreement or any other Transaction Document to which KV is a party.

         9.2.  Indemnification by KV. KV shall indemnify, defend and hold
               ---------------------
harmless the Schwarz Indemnitees from and against any Claims which the Schwarz Indemnitees may become subject or incur, suffer or be required to pay resulting from or arising in connection with: (a) the misrepresentation or breach by KV of any obligation, covenant, representation or warranty contained in this Agreement or any other Transaction Document to which KV is a party and (b) the Assumed Liabilities. Notwithstanding the foregoing, KV shall have no obligation under this Agreement or any other Transaction Document to which KV is a party to indemnify, defend or hold harmless any Schwarz Indemnitee with respect to Claims to the extent they are caused by a misrepresentation under or breach of any Transaction Document by Schwarz or the willful misconduct or negligent acts or omissions of a Schwarz Indemnitee.

         9.3.  Determination of Damages and Related Matters. In calculating any
               --------------------------------------------
amount payable to KV pursuant to Section 9.1 or payable to Schwarz pursuant to
                                 -----------
Section 9.2, Schwarz or KV, as the case may be, such amount shall be reduced
-----------
by (i) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (ii) any insurance proceeds recovered.
Schwarz and KV agree that, except as specifically set forth in this Agreement and the Schedules hereto, neither party (including its representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY
SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES OR ANY
AMOUNT ATTRIBUTABLE TO LOST PROFITS.

         9.4.  Limitation on Indemnification Liabilities. The indemnification
               -----------------------------------------
rights in favor of KV Indemnitees contained in Section 9.1 shall terminate
                                               -----------
once the dollar amount of all direct or indirect losses, liabilities, damages and expenses (including reasonable attorneys' fees) indemnified against under such Section reaches Five Million Dollars ($5,000,000) in the aggregate. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.

         9.5.  Notice and Assistance. Each Party shall promptly notify the
               ---------------------
other, in writing, if it learns of any Claim related to any Product, the Intellectual Property, any Applicable Laws or any other matter asserted or threatened against such Party (the "Defending Party") with respect to which
                                    ---------------
it expects to seek indemnification from the other Party hereunder (an "Indemnifiable Claim"). With respect to any Indemnifiable Claims asserted
 -------------------
against a Defending Party, the other Party shall, at no out-of-pocket expense to it except as provided in this Article 9, reasonably cooperate
                                         ---------
with and provide such reasonable assistance to the Defending Party as such Defending Party may reasonably request in connection with its defense against such Indemnifiable Claim. Such reasonable assistance shall include, but is not limited to, providing copies of all relevant documents, correspondence and other materials that the Defending Party may reasonably request; provided, however, that any Confidential Information so provided shall be treated in accordance with the provisions of Article 10.
                                                      ----------

         9.6.  Conditions to Indemnification. The obligations of the
               -----------------------------
indemnifying Party under Sections 9.1 and 9.2 are conditioned upon the
                         ------------     ---
delivery of written notice to the indemnifying Party of any potential Indemnifiable Claim within twenty (20) days after the indemnified Party receives actual knowledge of the potential Indemnifiable Claim; however, the failure to give notice within such twenty (20) day period shall be a defense only to the extent the indemnifying Party is actually prejudiced thereby.

         9.7.  Indemnification Procedure for Third-Party Claims. Except as
               ------------------------------------------------
otherwise provided herein, in the event of the initiation of any legal proceeding against an indemnified Party by a Third Party, the indemnifying Party shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle (subject to Section 9.8) or
                                                     -----------
otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however,
                                                         --------  -------
that the indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement (subject to Section 9.8) of any such legal proceeding, claim
                          -----------
or demand. To the extent the indemnifying Party elects not to defend such proceeding, claim or demand, and the indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the indemnified Party may retain counsel, at the expense of the indemnifying Party, and control the defense of such proceeding. If the indemnifying Party elects not to defend any such proceeding, the indemnified Party may settle, subject to
Section 9.8, such proceeding without the consent of the indemnifying Party,
-----------
and the indemnifying Party shall indemnify and hold the indemnified Party harmless with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

         9.8.  Settlements. Neither Party may settle an Indemnifiable Claim
               -----------
without the consent of the other Party if such settlement would impose any monetary obligation on the other Party, require the other Party to submit to an injunction, limit the other Party's rights under this Agreement or another Transaction Document or otherwise adversely affect the rights, claims or interests of the other Party unless the indemnified Party is unconditionally released from all liability in respect of such Indemnifiable Claim.

         9.9.  Exclusive Remedy. The indemnification provided in this Article 9,
               ----------------                                       ---------
subject to the limitations set forth herein, shall be the exclusive post-Closing remedy for damages available to any KV Indemnitee or Schwarz Indemnitee arising out of or relating to the Transaction Documents and the transactions contemplated thereunder.

10.      CONFIDENTIALITY.

         10.1. Nondisclosure Obligation. Prior to the date that is five (5)
               ------------------------
years after the Closing Date, neither Party shall disclose to any Third Party or use, except as contemplated by this Agreement, any Confidential Information (as defined below) of the other Party without the prior written consent of the other Party. For purposes of this Agreement, "Confidential
                                                             ------------
Information" shall mean information of either Party disclosed to the other
-----------
Party that was marked "confidential," "trade secret" or a similar designation if in tangible form, designated as confidential at time of disclosure whether in oral or written form or which by its nature should be understood by a reasonable party in the pharmaceutical industry to constitute confidential information. For purposes of this Section 10.1,
                                                          ------------
Confidential Information of KV shall include the proprietary information included in the Assets, which information shall not be subject to the exception set forth in clause (a), below. Except as set forth in the foregoing sentence, "Confidential Information" shall not include any information that:

               (a) is known by the receiving Party and is not subject to an obligation of confidentiality to a Third Party or was not obtained through a prior disclosure by the disclosing Party;

               (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

               (c) is subsequently disclosed to the receiving Party on a non-confidential basis by a Third Party who has the right to make such disclosure;

               (d) is required by law, regulation, rule, act or order of any governmental authority or agency or administrative or self-regulatory body with applicable authority to be disclosed by a Party, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such information and thereafter the disclosing Party discloses to the requesting entity only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

         10.2. Permitted Disclosures. Notwithstanding the provisions of
               ---------------------
Section 10.1, Information may be disclosed to employees, agents,
------------
consultants, financing sources, vendors or suppliers of the recipient Party, but only to the extent required for performance of the Transaction Documents; provided, however, that the recipient Party obtains prior
           --------  -------
agreement from its employees, agents, consultants, financing sources, vendors or suppliers to whom such disclosure is to be made to hold in confidence and not make use of such Information for any purpose other than those permitted by this Agreement and subject to the provisions of Section
                                                                   -------
10.1, and provided further, that the recipient Party shall be responsible
----
and liable for any breach of Section 10.1 to the same extent as if the acts
                             ------------
of such employees, agents, consultants, financing sources, vendors or suppliers were the acts of the recipient Party. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, financing sources, vendors or suppliers do not disclose or make any unauthorized use of the Confidential Information.

         10.3. Privileged Communications. Notwithstanding any other provision
               -------------------------
of this Article 10, it is expected that KV and Schwarz will, from time to time,
        ----------
disclose to one another privileged communications with counsel in furtherance of this Agreement, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential and that they are made in connection with the shared community of legal interests existing between Schwarz and KV, including the community of legal interests in avoiding any infringement of any patents.

11.      MISCELLANEOUS.

         11.1. Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if delivered personally, mailed by generally recognized next business day courier or certified or registered mail or sent by facsimile, receipt acknowledged, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                     If to KV, to:

                           KV Pharmaceutical Company
                           2503 South Hanley Road
                           St. Louis, Missouri 63144-2555
                           Attention: Chief Executive Officer
                           Telefax: (314) 645-4705

                     If to Schwarz, to:

                           Schwarz Pharma Manufacturing, Inc.
                           1101 "C" Avenue West
                           Seymour, Indiana 47274
                           Attention: President
                           Telefax: (812) 523-1887

         11.2. Press Releases. On or after the date of this Agreement, neither
               --------------
Party may issue a press release announcing the transactions agreed to hereunder, except to the extent necessary to comply with applicable legal requirements.
Any such press release shall be subject to the prior review of the other
Party in accordance with any legally required timing of the release, which approval shall not be unreasonably withheld. Subject to the foregoing, KV shall have the right to issue the initial press release, it being understood that such initial press release shall be issued promptly following the Closing and that Schwarz shall issue its press release promptly following
KV's issuance of such initial press release.

         11.3. Payment of Fees and Expenses. Each Party shall pay all fees and
               ----------------------------
expenses of its respective counsel, accountants, advisors and other expenses incurred by the Party incident to the consummation of the transactions contemplated by this Agreement and, except as expressly provided in the Transaction Documents, in performing its respective obligations under this Agreement and the other Transaction Documents.

         11.4. Representation by Legal Counsel. Each Party hereto represents
               -------------------------------
that it has been represented by legal counsel in connection with this Agreement and the other Transaction Documents and acknowledges that it has participated in the drafting hereof and thereof. In interpreting and applying the terms and provisions of this Agreement and the other
Transaction Documents, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

         11.5. Binding Effect; No Assignment. This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the Parties and their respective successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of each of the other Parties hereto and any attempted assignment without such required consents shall be void.

         11.6. Choice of Law.
               -------------

               (a) This Agreement and the other Transaction Documents shall be deemed to be made and entered into and shall be governed, construed and enforced exclusively in accordance with the laws of the State of Delaware.
The Parties expressly agree that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable hereto and waive the right to claim the application of any other laws hereto.

               (b) The parties agree for the purpose of any legal action on or relating to this Agreement or the other Transaction Documents, the parties expressly waive trial by jury.

               (c) Should legal action be taken by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and any related costs.

         11.7. Arbitration. Any dispute, controversy or claim arising out of
               -----------
or in connection with this Agreement shall be determined and settled by arbitration in Chicago, Illinois, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. Any arbitration hereunder shall (i) be submitted to an arbitration tribunal comprised of three (3) independent members knowledgeable in the pharmaceutical industry, one of whom shall be selected by Schwarz, one of whom shall be selected by KV, and one of whom shall be selected by the other two arbitrators; (ii) allow for the parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 90 days; and (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision. Each Party shall bear its own costs and expenses incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 11.7; provided, however, that the arbitration panel may award
     ------------
to the prevailing party the attorneys fees and expenses incurred by it in connection with the proceedings. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Arbitration shall not prevent any Party from seeking injunctive relief where such remedy is an appropriate form of remedy under the circumstances.

         11.8.  Entire Agreement; Amendment; Interpretation. This Agreement,
                -------------------------------------------
together with the other Transaction Documents, sets forth the complete and final agreement between the Parties with respect to the subject matter hereof and thereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. No subsequent alteration, amendment, change, waiver or addition to this Agreement and the other Transaction Documents shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, promise, representation or warranty not explicitly set forth in this Agreement or any other Transaction Document has been relied on by any Party in deciding to execute this Agreement or any other Transaction Document. Whenever possible, each provision of this Agreement or any other Transaction Document and any portion thereof shall be interpreted and applied in such a manner as to be effective and valid under Applicable Law. If any provision of this Agreement or any other Transaction Document (or portion thereof or thereof) is determined by a court or other body having appropriate jurisdiction to be invalid, illegal or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision, public policy or otherwise, all other provisions of this Agreement or such other Transaction Document shall, nevertheless, remain in full force and effect, and no provision (or portion thereof) shall be deemed dependent upon any other provision (or portion thereof), unless so expressed herein. The Parties desire and consent that the court or other body making such determination shall, to the minimum extent necessary to avoid any unenforceability, so reform any such provision or portion thereof so as to render the same enforceable in accordance with the intent herein expressed.

         11.9.  Counterparts; Facsimile Signatures; Copies. This Agreement and
                ------------------------------------------
any other Transaction Document may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Facsimile copies of original, manually signed signatures shall be as effective as original signatures. Copies of this Agreement or any other Transaction Document, including telefax copies, which are true copies of the original which has been manually signed by the Parties shall be deemed duplicate originals.

         11.10. Further Actions. Each Party agrees, subject to its rights
                ---------------
under this Agreement and each other Transaction Document, to promptly execute, acknowledge and deliver such further instruments, and to do all other acts, as may be requested by any other Party and necessary or appropriate to implement the terms of this Agreement or any other Transaction Document.



                           [Signatures next page]

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


         IN WITNESS WHEREOF, SPM, SRZ and KV have entered into this Agreement as of the date first set forth above.

                                          KV PHARMACEUTICAL COMPANY



                                          By: /s/ Alan G. Johnson
                                             -------------------------------
                                          Name:  Alan G. Johnson
                                          Title: Senior Vice President

                                          SCHWARZ PHARMA MANUFACTURING, INC.



                                          By: /s/ Ronald Stratton
                                             -------------------------------
                                          Name:  Ronald Stratton
                                          Title: President

                                          SRZ PROPERTIES, INC.



                                          By: /s/ Jonathan Thiel
                                             -------------------------------
                                          Name:  Jonathan Thiel
                                          Title: Vice President